EXHIBIT 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, E. Scott Beattie, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Elizabeth Arden, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[intentionally omitted]*

4.	[intentionally omitted]*

5.	[intentionally omitted]*

Date: September 1, 2016	/s/ E. Scott Beattie
E. Scott Beattie
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

* Paragraphs 3 through 5, omitted here, are included in Exhibit 31.1 to the Annual Report on Form 10-K filed by Elizabeth Arden, Inc., on August 15, 2016.